Sub-Item 77Q1: Exhibits

(a) Copies of any material amendments to the registrant's charter or by-laws

Amended and Restated Schedule A to Amended and Restated Agreement and Declaration of Trust of FundVantage Trust (the "Trust") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit 28(a)(iii) to Post-Effective Amendment No. 149 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on January 30, 2017 (SEC Accession No. 0001104659-16-004975) and
incorporated herein by reference.

(e) Copies of any new or amended registrant investment advisory contracts

Form of Amended and Restated Schedules A and B to the Investment Advisory Agreement with Polen Capital Management, LLC was previously filed with the SEC as exhibit 28(d)(x)(C) to Post-Effective Amendment No. 149 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on January 30, 2017 (SEC Accession No. 0001104659-16-004975)
and incorporated herein by reference.

Form of Investment Advisory Agreement with Arabesque Asset Management Ltd was previously filed with the SEC as exhibit 28(d)(xvi) to Post-Effective Amendment No. 149 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on January 30, 2017 (SEC Accession No. 0001104659-16-004975) and incorporated herein by reference.

Investment Advisory Agreement with TOBAM was previously filed with the SEC as exhibit 28(d)(iv) to Post-Effective Amendment No. 155 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on April 10, 2017 (SEC Accession No. 0001615774-17-001587) and incorporated herein by reference.